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                                                                 EXHIBIT 10.2



                 AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT (this "Amendment") is dated effective as of February 23, 2000, among CROWN CRAFTS, INC. (the "Borrower") and WACHOVIA BANK, N.A. (the "Lender");

                              W I T N E S S E T H:

         WHEREAS, the Borrower and the Lender executed and delivered that certain Credit Agreement, dated as of August 9, 1999 (the "Credit Agreement");

         WHEREAS, the Borrower has requested and the Lender has agreed to certain amendments to certain provisions in the Credit Agreement, subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower and the Lender hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         2. Amendments to Credit Agreement. (a) Each of the following definitions is hereby added to Section 1.1 of the Credit Agreement in alphabetical order as follows:

                  "Additional Bridge Loan Conditions" means the following initial condition to the making of the CIT Bridge Loan and the effectiveness of treatment of CIT as a Secured Party under the Amended and Restated Intercreditor Agreement with respect to the CIT Bridge Loan, and the ongoing conditions for advances under the CIT Bridge Loan, which shall be set forth in and required by the Amended and Restated Intercreditor Agreement:

                           (a) the initial condition shall be the execution and delivery of such amendments to the Security Documents as may be necessary or desirable in connection therewith; and

                           (b) the ongoing conditions shall be that (i) the Borrower shall be required to obtain such Factor Advances from a Permitted Factor as may be available


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                  from time to time (without violating the provisions of Section
                  8.15 hereof) before being entitled to request any advances under the CIT Bridge Loan, and (ii) each advance under the CIT Bridge Loan shall be requested through the Collateral Agent (which request shall include a certification that no Factor Advances are available from a Permitted Factor without violating the provisions of Section 8.15 hereof for any amounts so requested to be advanced and shall be accompanied by an update of the Borrowing Base Certificate as required by
                  Section 7.1(g)), and such advance shall be available to the Borrower only if the Collateral Agent determines that, after giving effect to such advance, the aggregate amount of Senior Debt outstanding would not exceed the Borrowing Base, and so notifies CIT and the Borrower.

                  "Amended and Restated Intercreditor Agreement" means an amendment and restatement of the Intercreditor Agreement, in form and substance satisfactory to the Lender, which will contain, among other things: (i) the addition of CIT as a Secured Party thereunder with respect to the CIT Bridge Loan, subject to the Additional Bridge Loan Conditions; (ii) provisions pertaining to the application of proceeds of the Transaction (including distribution with respect to the CIT Bridge Loan prior to distributions to the other Secured Parties); (iii) provisions pertaining to the application of proceeds of any issuance of debt, equity or other capital (including distribution with respect to the CIT Bridge Loan prior to distributions to the other Secured Parties); (iv) provisions pertaining to a "true up" of outstanding claims of the Secured Parties (other than CIT) in the event of receipt of a "Default Notice", as defined therein; and (v) such other matters as the Secured Parties shall deem appropriate.

                  "CIT" means The CIT Group/Commercial Services, Inc.

                  "CIT Bridge Loan" means a loan or loans in the aggregate amount of up to $10,000,000 to be made to the Borrower by CIT after the First Amendment Effective Date, subject to the satisfaction of the CIT Bridge Loan Conditions.

                  "CIT Bridge Loan Conditions" means: (i) the execution and delivery by the Borrower, the Collateral Agent and the Secured Parties (including CIT with respect to the CIT Bridge Loan) of the Amended and Restated Intercreditor Agreement; and (ii) the Additional Bridge Loan Conditions.

                  "Transaction" means the transaction conforming to the terms of that certain letter agreement dated as of February 23, 2000 among the Secured Parties and the Borrower.

         (b) Each of the following definitions contained in Section 1.1 of the Credit Agreement is amended and restated in its entirety in alphabetical order as follows:


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                  "Applicable Interest Addition" means (i) for each Base Rate
         Loan which is not an Overadvance Loan, 1.00%, and (ii) for each Base Rate Loan which is also an Overadvance Loan, 2.00%; provided, however, that if, for any period set forth in clauses (i) through (v) of the definition of Overadvance Amount, the Secured Parties agree to any Overadvance Loan in an amount in excess of the amount set forth in such definition for such period, the interest rate for the amount of such excess shall be such higher rate as the parties may agree upon. The increased amount of interest on any Overadvance Loans shall accrue from the effective date of each Borrowing Base Certificate and shall be based upon the amount of Overadvance Loans outstanding on such effective date as calculated from the Borrowing Base reported in such Borrowing Base Certificate.

                  "Bank of America" means Bank of America and its successors and assigns under the Bank of America Credit Agreement.

                  "Borrowing Base" means, as determined by the most recent Borrowing Base Certificate, or, in the event such Borrowing Base Certificate is not timely delivered, based upon the the Lender's good faith estimate thereof for such period to be reported on the date such Borrowing Base Certificate was due, an amount equal to:

                           (a) all Net Receivables multiplied by 85%, less the amount of all Factor Advances which have been received from the applicable Permitted Factor; plus

                           (b) the lesser of the book value (net of all reserves) or market value of all Inventory multiplied by 50%; plus

                           (c) the Applicable Property Value multiplied by 80%; plus

                           (d)      the Overadvance Amount.

                  "First Amendment Effective Date" means February 23, 2000.

                  "Overadvance Amount" means, for the purposes of each calculation of the Borrowing Base, an amount equal to: (i) for the period from the First Amendment Effective Date to February 25, 2000, $25,000,000; (ii) for the period from February 26, 2000 to March 10, 2000, $26,000,000; (iii) for the period from March 11, 2000 to March 17, 2000, $25,000,000; (iv) for the period from March 18, 2000 to March 24, 2000, $24,000,000; and (v) from and after March 25, 2000,
         $23,000,000; provided, however, during any of the foregoing periods, the Overadvance Amount may be such higher amount, not to exceed $28,000,000, as all of the Secured Parties may agree upon in their sole and absolute discretion.


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                  "Overadvance Loan" means, as determined by the most recent
         Borrowing Base Certificate, that portion of the Revolving Loans equal to (x) all Obligations divided by total Senior Debt outstanding, multiplied by (y) the amount of total Senior Debt outstanding in excess of (i) the Borrowing Base minus (ii) the Overadvance Amount.

                  "Prudential" means The Prudential Insurance Company of America and its successors and assigns under the Prudential Note Agreement.

                  "Secured Parties" means, collectively, the Lender, Bank of America and Prudential, and from and after satisfaction of the CIT Bridge Loan Conditions, shall also mean and include CIT, with respect to the CIT Bridge Loan.

                  "Senior Debt" means: (i) all Indebtedness of the Borrower and its Subsidiaries owing to the Secured Parties pursuant to the Senior Debt Documents; and (ii) upon satisfaction of and subject to the CIT Bridge Loan Conditions, all Indebtedness of the Borrower and its Subsidiaries owing to CIT pursuant to the financing or credit agreement governing the CIT Bridge Loan.

                  "Senior Debt Documents" means, collectively: (i) this Agreement, the Bank of America Credit Agreement and the Prudential Note Agreement, together with all material related documents executed in connection with the transactions contemplated thereby; and (ii) upon satisfaction of and subject to the CIT Bridge Loan Conditions, the financing or credit agreement governing the CIT Bridge Loan and all material related documents executed in connection with the transactions contemplated thereby; provided, that the reference to Senior Debt Documents contained in clause (xiv) of Section 5.1 shall mean only the documents described in clause (i) of this definition.

                  "Term Loan Maturity Date" means the earlier of (i) April 3, 2000, or (ii) such earlier date of termination of the Lender's obligations pursuant to Section 9.1 or the acceleration of any Loans upon the occurrence of an Event of Default.

         (c) Section 3.1 is amended and restated in its entirety as follows:

                  3.1 Interest Rate. From and after the First Amendment Effective Date all new Loans shall be made as Base Rate Loans; (ii) no Eurodollar Rate Loans may be elected. Eurodollar Rate Loans in effect on the First Amendment Effective Date shall continue as such until the end of the applicable Interest Period for such Eurodollar Rate Loans, at which time they shall be Converted to Base Rate Loans, and may not be Continued as Eurodollar Rate Loans, and all references in and provisions of this Agreement or any Exhibits hereto to a selection by the Borrower of a Eurodollar Rate shall be ignored and shall have no force or effect on or after the First Amendment Effective Date.


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         (d)      Section 3.2 is amended and restated in its entirety as
follows:

                  3.2 Discontinuance of Conversion and Continuation Elections. From and after the First Amendment Effective Date, the Borrower shall have no option to Convert a Base Rate Loan to a Eurodollar Rate Loan or to Continue a Eurodollar Rate Loan as a Eurodollar Rate Loan, and all references in and provisions of this Agreement or any Exhibits hereto to such option, or to any Conversion or Continuation, shall be ignored and shall have no force or effect as to any Loans in existence on or made after the First Amendment Effective Date.

         (e) Section 3.3 is amended and restated in its entirety as follows:

                  3.3 Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Loan, commencing on the first date of such Loan until such Loan shall be repaid, at the applicable Base Rate or, with respect to Eurodollar Rate Loans in effect on the First Amendment Effective Date, at such Eurodollar Rate. Interest on Eurodollar Loans in effect on the First Amendment Effective Date shall be paid on the last day of the applicable Interest Period for such Eurodollar Rate Loan. Interest on each other Loan shall be paid on the earlier of (a) monthly in arrears on the last Business Day of each month, commencing February 29, 2000, until the Revolving A Credit Termination Date or the Term Loan Maturity Date, as applicable, at which date the entire principal amount of and all accrued interest on such Loans shall be paid in full, and (b) upon payment in full of the related Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter until paid in full at the Default Rate.

         (f) Section 7.1 hereby is amended by adding a new paragraph (g) thereto, as follows:

                  (g) Updates of Borrowing Base Certificates. On each Business Day, an uncertified, good faith estimated update of the most recently furnished complete Borrowing Base Certificate as to the information under the heading "Accounts Receivable" pertaining to "Factored Accounts" and "Factor Advances"; and the information under the heading "Senior Debt".

         (g) Section 8.1(b) is amended and restated in its entirety as follows:

                  (b) Consolidated EBITDA. Permit Consolidated EBITDA as of the end of any fiscal month for any Twelve Month Period ending on or about the dates indicated below to be less than the amount set forth below opposite such date:


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
                                                              Minimum
                                                           Consolidated
                 Twelve Month Period Ending Date              EBITDA
                 -------------------------------           ------------
                      December 26, 1999                    $14,500,000
                      January 30, 2000                     $10,000,000
                      February 27, 2000                    $ 8,500,000
                      April 2, 2000                        $ 7,500,000

         (h) Section 8.1(c) is amended and restated in its entirety as follows:

                  (c) Consolidated Fixed Charge Coverage Ratio. Permit at any time the Consolidated Fixed Charge Ratio of the Borrower to be less than 0.00 to 1.00

         (i) Section 8.7 is amended and restated in its entirety as follows:

                  8.7 Restricted Payments. Make any Restricted Payments (including, without limitation, any cash dividends or other distributions or settlement payments with respect to any class of stock of the Borrower or any of its Subsidiaries) or apply or set apart any of their assets therefor or agree to do any of the foregoing in any Fiscal Year, and the provisions of that certain letter agreement dated August 6, 1999 among the Borrower, the Lender and Bank of America hereby are rescinded, and such letter agreement hereby is terminated.

         (j) Section 8.15 is amended and restated in its entirety as follows:

                  8.15 Factor Advances. Permit to exist any Factor Advances, other than Factor Advances from a Permitted Factor, in an aggregate amount exceeding $25,000,000 at any time.

         (k) Effective upon satisfaction of the CIT Bridge Loan Conditions, Exhibit J to the Credit Agreement (the form of Borrowing Base Certificate) is amended by adding, under the heading "Senior Debt" and after the line item for Wachovia debt, an additional line item for CIT debt under the CIT Bridge Loan.

         3. Consent to CIT Bridge Loan. The Lender hereby consents to the CIT Bridge Loan, subject to satisfaction of the CIT Bridge Loan Conditions.

         4. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement (as amended and modified hereby) and the other Loan Documents as fully as if made



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on the date hereof and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

         5. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The agreements contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         6. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof and agrees that this Amendment is one of the Loan Documents.

         7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         8. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         9. No Default or Claims. To induce the Lender to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) no Default or Event of Default exists,
(ii) no right of offset, recoupment, defense, counterclaim, claim or objection exists in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Lenders under the Credit Agreement, and (iii) the Bank has acted in good faith and has conducted its relationships with the Borrower in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Credit Agreement, the Borrower hereby waiving and releasing any such claims to the contrary that may exist as of the date of this Amendment.

         10. Additional Agreements; Further Assurances. (a) The Borrower agrees to deliver to the Lender the following items on or before March 31, 2000:
(i) such surveys as the Lender may reasonably request and title policies (reflecting negotiated changes to each title commitment therefor) for all real property of the Borrower and its Subsidiaries (other than for Excluded Locations), and (ii) opinion letters from local counsel relating to the perfection of the Secured Parties' liens against the personal and real property of the Borrower and its Subsidiaries located in Watauga County, North Carolina, and Louisiana.

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


         (b) The Borrower acknowledges that the amendments to the Credit Agreement contained in this Amendment were approved by the Lender on an expedited basis at the Borrower's request and on the Borrower's behalf, and, therefore, certain matters contemplated by this Amendment and the other Loan Documents and amendments thereto executed and delivered in connection with this Amendment may not be documented to the complete satisfaction of the Lender. The Borrower agrees to promptly take such further actions as the Lender shall request from time to time in connection with this Amendment in order to further document and evidence the agreements contemplated by this Amendment and to provide the Lender with such other customary rights, powers and remedies with respect to the agreements contemplated by this Amendment that might not be contained herein. The failure by the Borrower to timely comply with any such request by the Lender and any other obligation of the Borrower under this Amendment, time being of the essence, shall constitute an Event of Default under the Credit Agreement.

         11. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

         12. Conditions Precedent; Attorney Fees; Etc.. This Amendment shall become effective only upon (A) execution and delivery of (i) this Amendment by each of the parties hereto, (ii) the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors, (iii) an amendment, satisfactory to the Lender in all respects, to that certain Revolving Credit Agreement dated as of August 9, 1999, between the Borrower and Bank of America, N.A., whereby the amendments set forth in paragraph 2 of this Amendment are agreed to with respect to such Revolving Credit Agreement and, to the extent not remedied by such amendments, any existing defaults or events of default thereunder are waived, (iv) a waiver, satisfactory to the Lender in all respects, with respect to that certain Note Agreement dated as of October 12, 1995 between the Borrower and The Prudential Insurance Company of America, whereby any existing defaults or events of default thereunder are waived for a period not less than one year, and (v) the letter agreement described in the definition of "Transaction" added to the Credit Agreement hereby; and (B) payment to the Lender in immediately available funds of the fees, costs and expenses described in a letter agreement of even date herewith between the Borrower and the Lender.


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


         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

                                             CROWN CRAFTS, INC.          (SEAL)


                                             By: /s/ David S. Fraser
                                                -------------------------------
                                             Title:  Vice President,
                                                     Chief Financial Officer


                                             WACHOVIA BANK, N.A.         (SEAL)


                                             By: /s/ R.E.S. Bowen
                                                -------------------------------
                                             Title: Vice President



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



                     CONSENT AND REAFFIRMATION OF GUARANTORS

         Each of the undersigned (i) acknowledges receipt of the foregoing Amendment No. 1 to Revolving Credit Agreement (the "Amendment"), (ii) consents to the execution and delivery of the Amendment by the parties thereto, and (iii) reaffirms all of its obligations and covenants under that certain Subsidiary Guaranty Agreement dated as of August 9, 1999, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


                              GUARANTORS:

                              CHURCHILL WEAVERS, INC.
                              CROWN CRAFTS DESIGNER, INC.
                              CROWN CRAFTS FURNISHINGS, INC.
                              CROWN CRAFTS FURNISHINGS OF
                                  ILLINOIS, INC.
                              G.W. STORES, INC.
                              HAMCO, INC.
                              CROWN CRAFTS INFANT PRODUCTS, INC.
                                (as successor to Noel Joanna, Inc. And the Red Calliope and Associates, Inc.)


                              By: /s/ David S. Fraser
                                 ---------------------------------------------
                              Name: David S. Fraser
                                   -------------------------------------------
                              Title: Vice President
                                    ------------------------------------------



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